As filed with the Securities and Exchange Commission on May 5, 1995

                                          Registration No. 33-58297
=================================================================
             SECURITIES AND EXCHANGE COMMISSION
                 Washington, D. C.  20549
                    ___________________
                      AMENDMENT NO. 3
                             TO
                          FORM S-3
                    REGISTRATION STATEMENT
              UNDER THE SECURITIES ACT OF 1933

   SOUTHERN UNION COMPANY          Delaware        75-0571592
 SOUTHERN UNION FINANCING I        Delaware     To Be Applied For
 SOUTHERN UNION FINANCING II       Delaware     To Be Applied For
 SOUTHERN UNION FINANCING III      Delaware     To Be Applied For
(Exact name of Registrant as   (State or other  (I.R.S. Employer
  specified in its Charter)    Jurisdiction of  Identification
                               Incorporation         Number)
                               or Organization)

                    504 Lavaca Street, Suite 800
                         Austin, Texas 78701
                           (512) 477-5852
         (Address, including zip code, and telephone number,
         including area code, of each registrant's principal
                         executive offices)
                         __________________

     Dennis K. Morgan, Esq.                With a copy to:
Vice President-Legal and Secretary     Stephen A. Bouchard,Esq.
     SOUTHERN UNION COMPANY          Fleischman and Walsh, L.L.P.
  504 Lavaca Street, Suite 800       1400 Sixteenth Street, N.W.,
                                              Suite 600
       Austin, Texas 78701               Washington, D.C. 20036
          (512) 477-5852                     (202) 939-7911
(Name, address, including zip code,
  and telephone number, including
  area code, of agent for service
       for each registrant)
                        ________________________

     Approximate Date of Commencement of Proposed Sale to Public:
  From time to time after the effective date of the Registration
            Statement, as determined by market conditions.
                        ________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,
please check the following blank:   _____

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securi-ties offered only in connection with dividend or interest
reinvestment plans, please check the following blank:    X
                                                       _____

                CALCULATION OF REGISTRATION FEE

                                Proposed    Proposed
                                Maximum     Maximum
                                Offering   Aggregate   Amount of
Title of Each Class  Amount to  Price Per   Offering   Registra-
of Securities to be  be Regis-    Unit       Price     tion Fee
     Registered      tered (1)  (1)(2)(3)  (1)(2)(3)      (2)
___________________  _________  _________  _________   _________

Preferred Securities
  of Southern Union
  Financing I. . . .

Preferred Securities
  of Southern Union
  Financing II . . .

Preferred Securities
  of Southern Union
  Financing III. . .

Senior Debt Securi-
  ties of Southern
  Union Company. . .

Guarantees of Pre-
  ferred Securities
  of Southern Union
  Financing I,
  Southern Union
  Financing II,
  Southern Union
  Financing III by
  Southern Union
  Company (4). . . .
_________________________________________________________________
Total             $300,000,000    100%   $300,000,000 $103,449.00

(1) Such indeterminate number of Preferred Securities of Southern Union Financing I, Southern Union Financing II and Southern Union Financing III and such indeterminate princi-pal amount of Senior or Subordinated Debt Securities of Southern Union Company as may from time to time be issued at indeterminate prices. Subordinated Debt Securities may be issued and sold to Southern Union Financing I, Southern Union Financing II and Southern Union Financing III, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Southern Union Financing I, Southern Union Financing II and Southern Union Financing III and the dis-tribution of the assets thereof.
(2) Estimated solely for the purpose of calculating the regis-tration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of Southern Union Financing I, Southern Union Financing II and Southern Union Financing III and the Senior or Subordinated Debt Securities of Southern Union Company registered hereby will not exceed $300,000,000.
(3)  Exclusive of accrued interest and distributions, if any.
(4) No separate consideration will be received for any Guaran-tees.


The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall there-after become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

   Securities and Exchange Commission Filing Fee . .   $103,449.00
   Rating Agency Fees. . . . . . . . . . . . . . . .    105,000.00
   Blue Sky Fees and Expenses. . . . . . . . . . . .     15,000.00

   Trustee's Expenses. . . . . . . . . . . . . . . .     20,000.00

   Printing Fees and Expenses. . . . . . . . . . . .     50,000.00

   Accounting Fees and Expenses. . . . . . . . . . .    110,000.00

   Legal Fees and Expenses . . . . . . . . . . . . .    140,000.00

   Miscellaneous . . . . . . . . . . . . . . . . . .      5,000.00

                                                        __________

        Total. . . . . . . . . . . . . . . . . . . .   $548,449.00
                                                        ==========

_________________________________

* All fees and expenses other than SEC Registration Fee are estimated. To be completed by amendment.

Item 15.  Indemnification of Directors and Officers.

Article Twelfth of the Restated Certificate of Incorporation of Southern Union eliminates personal liability of directors to the fullest extent permitted by Delaware Law. Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in the light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

The Declaration of each Southern Union Trust provides that no Southern Union Trustee, affiliate of any Southern Union Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Southern Union Trustee, or any employee or agent of such Southern Union Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Southern Union Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Southern Union Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Southern Union Trust also provides that to the fullest extent permitted by appli-applicable law, Southern Union shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Southern Union Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemni-fied in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Southern Union Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Southern Union prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an under-taking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

The directors and officers of Southern Union and the Regular Trustees are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by Southern Union or the Southern Union Trusts.

Any agents, dealers or underwriters who execute any of the agree-ments filed as Exhibit 1 to this registration statement will agree to indemnify Southern Union's directors and their officers and the Southern Union Trustees who signed the registration statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Southern Union or any of the Southern Union Trusts by or on behalf of any such indemnifying party.

Item 16.  Exhibits.

Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic trans-mission.

     1    - Form of Underwriting Agreement for offering of
            Preferred Securities.
   **4-A - Certificate of Trust of Southern Union Financing I. **4-B - Certificate of Trust of Southern Union Financing II. **4-C - Certificate of Trust of Southern Union Financing III.
     4-D  - Form of Amended and Restated Declaration of Trust of
            Southern Union Financing I.
   *4-E   - Form of Amended and Restated Declaration of Trust of
            Southern Union Financing II.
   *4-F   - Form of Amended and Restated Declaration of Trust of
            Southern Union Financing III.
     4-G  - Form of Subordinated Debt Securities Indenture among
            Southern Union Company and The Chase Manhattan Bank,
            N.A., as Trustee.
     4-H  - Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Subordinated Debt
            Securities and Preferred Securities.
     4-I  - Form of Preferred Security (included in 4-D above).
     4-J  - Form of Subordinated Debt Security (included in 4-H above).
     4-K  - Form of Guarantee with respect to Preferred
            Securities.
   **4-L  - Senior Debt Securities Indenture between The Chase
            Manhattan Bank, N.A., as trustee, and Southern Union
            Company dated January 31, 1994.  (Filed as Exhibit 4.1
            to Southern Union's Current Report on Form 8-K dated
            February 15, 1994 and incorporated herein by
            reference.)
    5    -  Opinion of Fleischman and Walsh, L.L.P.
    8    -  Opinion of Skadden, Arps, Slate, Meagher & Flom as to
            certain federal income taxation matters.
   **12  -  Computation of Ratio of Earnings to Fixed Charges of
            Southern Union Company.
  **23-A -  Consent of Independent Accountants, Coopers & Lybrand
            L.L.P.
   23-B  -  Consent of Fleischman and Walsh, L.L.P., is contained in the opinion of counsel filed as Exhibit 5.
   23-C  -  Consent of Skadden, Arps, Slate, Meagher & Flom is
            contained in the opinion of counsel filed as Exhibit 8.
   **24   - Powers of Attorney (the powers of attorney for the
            Southern Union Trustees of Southern Union Financing I,
            Southern Union Financing II and Southern Union
            Financing III are included in Exhibits 4-A, 4-B and 4-
            C, respectively).
    25-A  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee under the Subordinated Debt Securities
            Indenture.
    25-B  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee, under the Senior Debt Securities Indenture.
    25-C  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of Southern Union Financing I.
    25-D  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of Southern Union Financing II.
    25-E  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of Southern Union Financing III.
    25-F  - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee of the Preferred Securities Guarantees of
            Southern Union for the benefit of the holders of Preferred Securities of Southern Union Financing I,
            Southern Union Financing II and Southern Union
            Financing III.

________________________________

*  To be filed by amendment.
** Previously filed.


Item 17.  Undertaking.

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Southern Union's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and con-trolling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration State-ment

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, repre-sent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Southern Union pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorpo-rated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securi-ties at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the regis-trant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on May 5, 1995.



                             SOUTHERN UNION COMPANY


                             By    RONALD J. ENDRES
                                _____________________________
                                   Ronald J. Endres
                                   Senior Vice President of
                                   Administration and Chief
                                   Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 1995.

      Signature/Name                                Title
      ______________                                _____

      GEORGE L. LINDEMANN*                  Chairman of the Board,
                                            Chief Executive Officer
                                            and Director

      JOHN E. BRENNAN*                      Director

      FRANK W. DENIUS*                      Director

      AARON I. FLEISCHMAN*                  Director

      PETER H. KELLEY*                      Director

      ADAM M. LINDEMANN*                    Director

      ROGER J. PEARSON*                     Director

      GEORGE ROUNTREE, III*                 Director

      DAN K. WASSONG*                       Director

      RONALD J. ENDRES                      Senior Vice President
      ________________
      Ronald J. Endres                      of Administration, and
                                            Chief Financial Officer

      DAVID J. KVAPIL                       Vice President and
      _______________
      David J. Kvapil                       Controller
                                            (Principal Accounting
                                             Officer)



*By   RONALD J. ENDRES
      ________________
      Ronald J. Endres
      Attorney-in-fact

                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, each of Southern Union Financing I, Southern Union Financing II and Southern Union Financing III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 5th day of May, 1995.


                              SOUTHERN UNION FINANCING I


                              By  RONALD J. ENDRES
                                  ________________
                                  Ronald J. Endres, Trustee


                              By  DAVID J. KVAPIL
                                  _______________
                                  David J. Kvapil, Trustee


                              SOUTHERN UNION FINANCING II


                              By  RONALD J. ENDRES
                                  ________________
                                  Ronald J. Endres, Trustee


                              By  DAVID J. KVAPIL
                                  _______________
                                  David J. Kvapil, Trustee


                              SOUTHERN UNION FINANCING III


                              By  RONALD J. ENDRES
                                  ________________
                                  Ronald J. Endres, Trustee


                              By  DAVID J. KVAPIL
                                  _______________
                                  David J. Kvapil, Trustee

                                   EXHIBIT INDEX

     1     -  Form of Underwriting Agreement for offering of
              Preferred Securities.
   **4-A   -  Certificate of Trust of Southern Union Financing I.
   **4-B   -  Certificate of Trust of Southern Union Financing II.
   **4-C   -  Certificate of Trust of Southern Union Financing III.
     4-D   -  Form of Amended and Restated Declaration of Trust of
              Southern Union Financing I.
   *4-E    -  Form of Amended and Restated Declaration of Trust of
              Southern Union Financing II.
   *4-F    -  Form of Amended and Restated Declaration of Trust of
              Southern Union Financing III.
     4-G   -  Form of Subordinated Debt Securities Indenture among
              Southern Union Company and The Chase Manhattan Bank,
              N.A., as Trustee.
     4-H   -  Form of Supplemental Indenture to Indenture to be
              used in connection with the issuance of Subordinated
              Debt Securities and Preferred Securities.
     4-I   -  Form of Preferred Security (included in 4-D above).
     4-J   -  Form of Subordinated Debt Security (included in 4-H
              above).
     4-K   -  Form of Guarantee with respect to Preferred
              Securities.
   **4-L   -  Senior Debt Securities Indenture between Chase
              Manhattan Bank, N.A., as trustee, and Southern Union
              Company dated January 31, 1994.  (Filed as Exhibit
              4.1 to Southern Union's Current Report on Form 8-K
              dated February 15, 1994 and incorporated herein by
              reference.
    5     -   Opinion of Fleischman and Walsh, L.L.P.
    8     -   Opinion of Skadden, Arps, Slate, Meagher & Flom as to
              certain federal income taxation matters.
   **12   -   Computation of Ratio of Earnings to Fixed Charges of
              Southern Union Company.
   **23-A -   Consent of Independent Accountants, Coopers & Lybrand
              L.L.P.
   23-B   -   Consent of Fleischman and Walsh, L.L.P., is contained
              in the opinion of counsel filed as Exhibit 5.
   23-C   -   Consent of Skadden, Arps, Slate, Meagher & Flom is
              contained in the opinion of counsel filed as Exhibit
              8.
   **24   -   Powers of Attorney (the powers of attorney for the
              Southern Union Trustees of Southern Union Financing
              I, Southern Union Financing II and Southern Union
              Financing III are included in Exhibits 4-A, 4-B and
              4-C, respectively).
    25-A  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of The Chase Manhattan Bank,
              N.A., as Trustee under the Subordinated Debt Securi-
              ties Indenture.
    25-B  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of The Chase Manhattan Bank,
              N.A., as Trustee under the Senior Debt Securities
              Indenture.
    25-C  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of Wilmington Trust Company,
              as Trustee under the Amended and Restated Declaration
              of Trust of Southern Union Financing I.
    25-D  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of Wilmington Trust Company,
              as Trustee under the Amended and Restated Declaration
              of Trust of Southern Union Financing II.
    25-E  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of Wilmington Trust Company,
              as Trustee under the Amended and Restated Declaration
              of Trust of Southern Union Financing III.
    25-F  -   Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of Wilmington Trust Company, as Trustee of the Preferred Securities Guarantees of Southern Union for the benefit of the holders of Preferred Securities of Southern Union Financing I,
              Southern Union Financing II and Southern Union
              Financing III.

______________________________

*  To be filed by amendment.
** Previously filed.